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                                                                   EXHIBIT 23.02


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 5,445,086 shares of common stock of Concur Technologies, Inc. for the 1994 Stock Option Plan, the 1997 Stock Option Plan of 7Software, Inc., the 1998 Equity Incentive Plan, the 1998 Directors Stock Option Plan, and the 1998 Employee Stock Purchase Plan of our report dated October 27, 1998 (except Note 19, as to which the date is December 9, 1998) with respect to the consolidated financial statements of Concur Technologies, Inc. (the "Company") and of our report dated August 14, 1998 with respect to the financial statements of 7Software, Inc. included in the Company's Registration Statement (Form S-1 No. 333-62299) filed with the Securities and Exchange Commission.


                                        ERNST & YOUNG LLP


Seattle, Washington
January 11, 1999